Exhibit 99.1
Riverbed Technology Reports First Quarter 2013 Results

SAN FRANCISCO, April 29, 2013 -- Riverbed Technology (NASDAQ: RVBD), the application performance company, today reported financial results for its first quarter ended March 31, 2013 (Q1'13).
GAAP revenue for Q1’13 was $246 million, compared to $182 million in the first quarter of 2012 (Q1’12), representing 35% year-over-year growth. GAAP net loss for Q1'13 was $8.1 million, or $0.05 per diluted share, compared to GAAP net income of $6.9 million, or $0.04 per diluted share, in Q1’12.
Non-GAAP revenue for Q1’13 was $253 million, an increase of 38% compared to $183 million in Q1’12. Non-GAAP net income for Q1’13 was $39 million, or $0.23 per diluted share, compared to non-GAAP net income of $33 million, or $0.20 per diluted share, in Q1’12.
”Non-GAAP revenue grew thirty-eight percent over the prior year and ten percent without the benefit of $52 million contributed by OPNET in the quarter,” said Jerry M. Kennelly, chairman and CEO. “Despite weak government spending and general economic softness impacting results, WAN optimization revenue increased six percent year-over-year,” continued Kennelly. “Our market expanding products outside of WAN optimization and OPNET generated more than 40% year-over-year growth. Over the long-term, we believe our multi-product strategy to deliver unmatched application performance will allow us to accelerate the company’s revenue growth.”

Q1'13 Business Highlights

•	Riverbed® Steelhead® was awarded Infoworld Technology of the Year for Best WAN Accelerator for the seventh consecutive time

•
Riverbed Granite® was awarded Infoworld Technology of the Year recognizing Riverbed for developing the groundbreaking technology that enables complete consolidation of branch servers and storage while ensuring consistent performance for remote users

•	Strengthened VMware alliance with certification of Riverbed Granite for VMware Horizon View 5.2, enabling high performance remote and branch office virtual desktop deployments

•	Riverbed and T-Systems demonstrated acceleration of enterprise applications on an android tablet as part of T-Systems’ Mobile Application Performance Management

•	Riverbed Stingray™ was named as a winner in the Web Services Excellence Category of the 2012-2013 Cloud Awards program

•	Introduced larger Whitewater® virtual appliances and Whitewater Operating System (WWOS) 2.1 supporting Amazon Glacier storage and Google Cloud Storage

•
Launched new FlyScript™ developer tools which allow IT to create a programmable infrastructure that is highly flexible and in-line with the needs of modern virtualized and software-defined IT architectures

•	Introduced Riverbed Splash™, an online community where customers can learn more about using FlyScript to get better performance, control, and scale for their applications

•	Appointed new board members and key executives:

◦	Kimberly Stevenson, Board of Directors; currently serves as vice president and Chief Information Officer of Intel Corporation

◦	Satya Nadella, Board of Directors; currently serves as president of Microsoft Corporation’s Server and Tools Business

◦	David Wu, Chief Technology Officer; member of Riverbed’s founding team since 2003

◦	Ernie Maddock, Chief Financial Officer; joins following fifteen-year tenure in finance and operations at Lam Research

◦
Jeff Pancottine, Senior Vice President and General Manager of Application Delivery Business Unit; joins from Juniper Networks Emerging Technology Business Group following a six-year tenure at F5 Networks

Conference Call
Riverbed will host a conference call today, April 29, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its first quarter 2013 results. The call will be broadcast live over the Internet at http://www.riverbed.com/investors. A replay of the conference call will also be available via webcast at http://www.riverbed.com/investors for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incur certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward-Looking Statements
This press release contains forward-looking statements, including statements relating to our strategic and competitive position, market expansion of our product offerings, and revenue growth acceleration. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs and to timely develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the expense and impact of legal proceedings; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2012. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.
About Riverbed Technology
Riverbed delivers application performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com
Riverbed and any Riverbed product or service, name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT
Renee Lyall
Riverbed Technology
415-247-6353
renee.lyall@riverbed.com

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Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended March 31,
	2013	2012
Revenue:
Product	$148,040	$117,034
Support and services	98,099	65,379
Total revenue	246,139	182,413
Cost of revenue:
Cost of product	40,900	27,889
Cost of support and services	28,042	18,782
Total cost of revenue	68,942	46,671
Gross profit	177,197	135,742
Operating expenses:
Sales and marketing	115,721	73,815
Research and development	48,961	34,111
General and administrative	19,114	14,634
Acquisition-related costs	4,136	556
Total operating expenses	187,932	123,116
Operating profit (loss)	(10,735)	12,626
Other expense, net	(6,364)	(1,505)
Income (loss) before provision for income taxes	(17,099)	11,121
Provision (benefit) for income taxes	(8,989)	4,172
Net income (loss)	$(8,110)	$6,949
Net income (loss) per share, basic	$(0.05)	$0.04
Net income (loss) per share, diluted	$(0.05)	$0.04
Shares used in computing basic net income (loss) per share	163,367	157,856
Shares used in computing diluted net income (loss) per share	163,367	167,510

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$227,347	$280,509
Short-term investments	179,303	170,605
Trade receivables, net	101,042	113,190
Inventory	26,722	24,175
Deferred tax assets	12,707	11,185
Prepaid expenses and other current assets	61,403	50,245
Total current assets	608,524	649,909
Long-term investments	96,160	78,476
Fixed assets, net	49,383	49,244
Goodwill	700,962	699,785
Intangible assets, net	481,532	506,842
Deferred tax assets, non-current	1,663	6,457
Other assets	31,011	33,626
Total assets	$1,969,235	$2,024,339
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,068	$50,417
Accrued compensation and related benefits	46,376	60,501
Other accrued liabilities	35,730	41,472
Current maturities of long-term borrowings	—	5,327
Deferred revenue	203,626	182,219
Total current liabilities	323,800	339,936
Deferred revenue, non-current	91,984	88,393
Borrowings, non-current, net of current maturities	522,236	566,814
Deferred tax liability, non-current	106,319	109,311
Other long-term liabilities	28,268	25,663
Total long-term liabilities	748,807	790,181
Stockholders' equity:
Common stock	769,798	757,777
Retained earnings	129,603	137,713
Accumulated other comprehensive loss	(2,773)	(1,268)
Total stockholders' equity	896,628	894,222
Total liabilities and stockholders' equity	$1,969,235	$2,024,339

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Three months ended March 31,
	2013	2012
Operating activities:
Net income (loss)	$(8,110)	$6,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,363	8,678
Stock-based compensation	24,526	22,975
Deferred taxes	(895)	(3,243)
Excess tax benefit from employee stock plans	(1,806)	(10,701)
Changes in operating assets and liabilities:
Trade receivables	12,148	6,688
Inventory	(2,546)	(7,330)
Prepaid expenses and other assets	(8,668)	(3,488)
Accounts payable	(12,186)	1,563
Accruals and other liabilities	(17,265)	(30,219)
Acquisition-related contingent consideration	—	235
Income taxes payable	1,713	10,742
Deferred revenue	24,997	12,270
Net cash provided by operating activities	43,271	15,119
Investing activities:
Capital expenditures	(5,354)	(6,649)
Purchase of available for sale securities	(132,178)	(171,496)
Proceeds from maturities of available for sale securities	90,695	143,037
Proceeds from sales of available for sale securities	14,500	44,846
Acquisitions, net of cash acquired	(1,000)	(6,458)
Net cash (used in) provided by investing activities	(33,337)	3,280
Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	10,815	8,910
Payments for repurchases of common stock	(25,030)	(1,408)
Payment of borrowings principal	(49,319)	—
Excess tax benefit from employee stock plans	1,806	10,701
Net cash (used in) provided by financing activities	(61,728)	18,203
Effect of exchange rate changes on cash and cash equivalents	(1,368)	2,218
Net increase (decrease) in cash and cash equivalents	(53,162)	38,820
Cash and cash equivalents at beginning of period	280,509	215,476
Cash and cash equivalents at end of period	$227,347	$254,296

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenue by Geography
Americas	$158,142	$140,059	$103,656
Europe, Middle East and Africa	57,834	66,450	50,538
Asia Pacific	30,163	30,873	28,219
Total revenue	$246,139	$237,382	$182,413
As a percentage of total revenues:
Americas	65%	59%	57%
Europe, Middle East and Africa	23%	28%	28%
Asia Pacific	12%	13%	15%
Total revenue	100%	100%	100%
Revenue by Sales Channel
Direct	$48,969	$16,477	$10,815
Indirect	197,170	220,905	171,598
Total revenue	$246,139	$237,382	$182,413
As a percentage of total revenues:
Direct	20%	7%	6%
Indirect	80%	93%	94%
Total revenue	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended
GAAP to Non-GAAP Reconciliations:	March 31, 2013	December 31, 2012	March 31, 2012
Reconciliation of Total revenue:
U.S. GAAP as reported	$246,139	$237,382	$182,413
Adjustments:
Deferred revenue adjustment (6)	6,479	1,292	829
As adjusted	$252,618	$238,674	$183,242
Reconciliation of Net income (loss):
U.S. GAAP as reported	$(8,110)	$4,784	$6,949
Adjustments:
Stock-based compensation (1)	24,526	23,124	22,975
Payroll tax on stock-based compensation (2)	393	1,523	687
Amortization on intangibles (3)	26,310	9,553	5,444
Acquisition-related costs (5)	4,564	13,484	1,949
Inventory fair value adjustment (4)	1,509	699	—
Deferred revenue adjustment (6)	6,479	1,292	829
Other income (expense), net (8)	—	6	2,138
Income tax adjustments (7)	(17,014)	(8,006)	(7,520)
As adjusted	$38,657	$46,459	$33,451
Reconciliation of Net income (loss) per share, diluted:
U.S. GAAP as reported	$(0.05)	$0.03	$0.04
Adjustments:
Stock-based compensation (1)	0.14	0.15	0.14
Payroll tax on stock-based compensation (2)	—	0.01	—
Amortization on intangibles (3)	0.16	0.06	0.03
Acquisition-related costs (5)	0.03	0.08	0.01
Inventory fair value adjustment (4)	0.01	—	—
Deferred revenue adjustment (6)	0.04	0.01	0.01
Other income (expense), net (8)	—	—	0.01
Income tax adjustments (7)	(0.10)	(0.05)	(0.04)
As adjusted	$0.23	$0.29	$0.20
Non-GAAP Net income per share, basic	$0.24	$0.30	$0.21
Non-GAAP Net income per share, diluted	$0.23	$0.29	$0.20
Shares used in computing basic net income per share (9)	163,367	154,818	157,856
Shares used in computing diluted net income per share (9)	169,415	162,578	167,510

Riverbed Technology GAAP to Non-GAAP Reconciliation (continued) In thousands, except per share amounts Unaudited
	Three months ended
GAAP to Non-GAAP Reconciliations:	March 31, 2013	December 31, 2012	March 31, 2012
Non-GAAP adjustments:
Support and services revenue	$6,479	$1,292	$829
Cost of product	13,612	5,840	3,867
Cost of support and services	1,861	2,059	1,643
Sales and marketing	25,479	14,344	12,007
Research and development	7,738	8,264	8,091
General and administrative	4,476	4,645	4,891
Acquisition-related costs (credits)	4,136	13,231	556
Other income (expense), net	—	6	2,138
Provision for income taxes	(17,014)	(8,006)	(7,520)
Total Non-GAAP adjustments	$46,767	$41,675	$26,502

_______________________
(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs are excluded from our non-GAAP operating expenses.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(8) We incurred expenses, including revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our other expense, net; therefore, these costs are excluded from our non-GAAP operating expenses.
(9) Shares used in computing basic and diluted net income per share for the December 31, 2012 period excludes shares issued in connection with the OPNET acquisition.